                                                                     EXHIBIT 4.1


                                  EPIMMUNE INC.
                            SHARE PURCHASE AGREEMENT



      This SHARE PURCHASE AGREEMENT (this "AGREEMENT"), is made and entered into as of December 18, 2001, by and among EPIMMUNE INC., a Delaware corporation (the "COMPANY"), and the purchasers listed on Schedule A attached hereto (collectively, the "PURCHASERS" and individually, a "PURCHASER").

1.    AUTHORIZATION OF SALE OF THE SHARES

      Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 2,000,000 shares (the "SHARES") of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company.

2.    AGREEMENT TO SELL AND PURCHASE THE SHARES

      2.1   PURCHASE AND SALE

      Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser's name on Schedule A attached hereto.

      2.2   PURCHASE PRICE

      The purchase price of each Share shall be $2.50 (the "PER SHARE PRICE"). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, sell (i) Shares at a price per Share of less than the Per Share Price, or (ii) warrants or any other securities that can be converted into, or otherwise exchanged for, shares of the Company's common stock at a conversion, exchange or exercise price per Share of less than the Per Share Price (excluding options under existing stock option plans provided that the exercise price of each option is not lower than the fair market value of the underlying common stock on the date of issuance or grant of such option), or (iii) issue options at a price per share that is less than the fair market value under the applicable option plan. In the event the Company shall, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date, sell any shares of the Company's common stock at, or any instruments that can be converted into or otherwise exchanged for the Company's common stock (the "Subsequent Sale") exercisable at, a price per Share (the "Subsequent Purchase Price") of less than the Per Share Price, the Company shall, within ten (10) business days of the Subsequent Sale, pay to the Purchaser a cash amount equal to the number of Shares times the difference between the Per Share Price and the Subsequent Purchase Price.


                                       1.

3.    DELIVERY OF THE SHARES AT THE CLOSING

      (a) The completion of the purchase and sale of the Shares (the "CLOSING") shall occur at the offices of Cooley Godward LLP, counsel to the Company, at 4401 Eastgate Mall, San Diego, CA 92121 at 9:00 a.m. local time on December 18, 2001 assuming the conditions set forth in Sections 3(c) and 3(d) below have been satisfied or such other time and date as may be agreed by the parties (the "CLOSING DATE").

      (b) At the Closing, the Company shall authorize its transfer agent (the "TRANSFER AGENT") to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth on Schedule A and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company will deliver certificates representing the Shares (the "CERTIFICATES") against delivery of payment for the Shares by the Purchasers and in the case of the State of Wisconsin Investment Board, shall deliver one certificate representing 80% of number of purchased Shares and one certificate representing 20% of number of purchased Shares. Prior to the Purchasers' delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of each Purchaser (at the respective fax numbers indicated on the signature pages attached hereto).

      (c) The Company's obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

            (i) receipt by the Company from stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

            (ii) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

            (iii) the representations and warranties made by the Purchasers in this Agreement which are not qualified as to materiality shall be accurate in all material respects and the representations and warranties of the Purchasers in this Agreement which are qualified as to materiality shall be true and accurate as though made as of the Closing Date and the undertaking of the Purchasers shall have been fulfilled in all material respects on or before the Closing.

      (d) The Purchasers' obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser's obligation:

            (i) the representations and warranties made by the Company in this Agreement which are not qualified as to materiality shall be accurate in all material respects and the representations and warranties of the Company in this Agreement which are qualified as to materiality shall be true and accurate as though made at and as of the Closing Date and the


                                       2.

undertakings of the Company shall have been fulfilled in all material respects on or before the Closing and the Purchasers shall have received a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to such effect; and

            (ii) the Purchasers shall have received a legal opinion in substantially the form attached hereto as EXHIBIT A; and

            (iii) the Company shall have obtained gross proceeds of at least $4,000,000 from the sale of the Shares at the Closing.

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

      Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT B, the Company hereby represents and warrants to the Purchasers as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):

      4.1   ORGANIZATION AND QUALIFICATION

      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, properties, business affairs or business prospects of the Company.

      4.2   CAPITALIZATION

      (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

      (b) As of December 18, 2001, the issued and outstanding capital stock of the Company consists of 10,066,153 shares of Common Stock, 859,666 shares of Series S Preferred Stock and 549,622 shares of Series S-1 Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights. As of December 18, 2001, the 859,666 shares of Series S Preferred Stock will convert into 1,058,826 shares of Common Stock and the 549,622 shares of Series S-1 Preferred Stock will convert into 549,622 shares of Common Stock.

      (c) The Company has reserved 1,931,401 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company's stock option plans.


                                       3.

      (d) The Company has reserved 245,964 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

      (e) The Company has reserved 200,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan.

      (f) Peter Allard and Genencor International, Inc. each have the right to purchase up to 500,000 shares of Common Stock of the Company under certain conditions.

      (g) Except as set forth on Exhibit B, the Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise.

      With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans, understandings or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

      4.3   ISSUANCE, SALE AND DELIVERY OF THE SHARES

      (a) The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

      (b) The issuance and sale of the Shares are not subject to any preemptive right, co-sale right, right of first refusal, registration right or other similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company or others will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders. Except as set forth on Exhibit B, the issuance of the Shares will not cause any adjustment of the conversion price for any series or class of the Company's outstanding capital stock.

      (c) Subject to the accuracy of the Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

      4.4   FINANCIAL STATEMENTS

      The financial statements and the related notes included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as


                                       4.

of the dates indicated and the results of their operations and cash flows for the periods specified. Except as otherwise stated in such Company Documents, such financial statements and the related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements at the dates thereof (subject, in the case of unaudited statements, to normal, recurring adjustments). The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

      4.5   NO MATERIAL CHANGE

      Since September 30, 2001 there have not been any of the following changes from that reflected in the Company's Form 10-Q for the period ended September 30, 2001, except changes in the ordinary course of business.

      (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

      (b) there have been no transactions entered into by the Company which are material with respect to the Company; and

      (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

      The Company has no material contingent obligations that are not disclosed in the Company Documents.

      4.6   ENVIRONMENTAL

      Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, properties or business affairs or business prospects of the Company,

      (a) to its best knowledge, the Company is in compliance with all applicable Environmental Laws (as defined below);

      (b) to its best knowledge, the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

      (c) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

      (d) to its best knowledge, under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.


                                       5.

      For purposes of this Agreement, the following terms shall have the following meanings: "ENVIRONMENTAL LAW" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

      4.7   NO DEFAULTS

      The Company is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

      4.8   LABOR MATTERS

      No labor dispute with the employees of the Company exists or, to the knowledge of the Company, has been threatened or is imminent.

      4.9   NO ACTIONS

      There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, properties, business affairs or business prospects of the Company.

      4.10  INTELLECTUAL PROPERTY

      (a) The Company owns, is licensed to use or possesses sufficient legal rights to all patents, patent rights, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted (in this Agreement called the "PROPRIETARY RIGHTS"), and is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.


                                       6.

      (b) The Company does not have any knowledge of, and the Company has not given or received any written notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company. The Company has not received any notice of, nor does it have any knowledge of, infringement by a third party with respect to any Proprietary Rights of the Company.

      (c) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the knowledge of the Company, is there any reasonable basis therefor.

      (d) The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

      (e) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful.

      4.11  PERMITS

      The Company possesses and is operating in compliance with all necessary licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, properties, business affairs or business prospects of the Company.

      4.12  DUE EXECUTION, DELIVERY AND PERFORMANCE

      (a) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in this Agreement may be limited by applicable laws.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and


                                       7.

stockholders; (ii) will not conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, security interest, charge, claim or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject;
(iii) except as set forth on Exhibit B, will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

      4.13  PROPERTIES

      The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable (as to the Company) leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

      4.14  COMPLIANCE

      The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, properties, business affairs or business prospects of the Company.

      4.15  SECURITY MEASURES

      The Company takes all reasonable security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

      4.16  CONTRIBUTIONS

      The Company has not made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

      4.17  USE OF PROCEEDS; INVESTMENT COMPANY

      The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds


                                       8.

from the sale of the Shares described in the proceeding sentence will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended the ("INVESTMENT COMPANY ACT"), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

      4.18  PRIOR OFFERINGS

      All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

      4.19  TAXES

      The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

      4.20  NON-COMPETITION AGREEMENTS

      To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is not in violation of that agreement as a result of the business currently conducted by the Company or such person's performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

      4.21  TRANSFER TAXES

      On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

      4.22  INSURANCE

      The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      4.23  GOVERNMENTAL/REGULATORY CONSENTS


                                       9.

      No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

      4.24  SECURITIES AND EXCHANGE COMMISSION FILINGS

      The Company has timely filed with the Securities and Exchange Commission (the "COMMISSION") all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      4.25  ADDITIONAL INFORMATION

      The Company represents and warrants that the information contained in the following documents (the "COMPANY DOCUMENTS"), which will be provided to the Purchasers before the Closing, complied in all material respects with the Commission's requirements as of their respective filing dates and the information contained therein as of their respective filing dates did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "ANNUAL REPORT");

      (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

      (c) the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders; and

      (d) all other documents, if any, filed by the Company with the Commission since the Annual Report pursuant to the reporting requirements of the Exchange Act.

      4.26  CONTRACTS

      The contracts described in the Company Documents or incorporated by reference therein that are described as being ongoing are in full force and effect (as to the Company) on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, properties, business affairs or business prospects of the Company. The Company is not in material breach of or default under any such contracts.

      4.27  NO INTEGRATED OFFERING

      Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be


                                      10.

integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded). The Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company's Common Stock is then traded).

      4.28  LISTING OF SHARES

      The Company agrees to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares and comply with all requirements of any such exchange or automated quotation system. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the "NASDAQ NATIONAL MARKET") and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing. The consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance to the Purchasers of the Shares) does not and will not require any shareholder approval under Rule 4350(i)(1) of the Nasdaq National Market Marketplace Rules.

      4.29  DISCLOSURE

      The slide presentation given to International Biotechnology Trust PLC on November 12, 2001 (the "PRESENTATION"), subject to the disclaimer on forward-looking statements contained on page 2 therein, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.30  NO MANIPULATION OF STOCK

      The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in stabilization or unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

      5.1   SECURITIES LAW REPRESENTATIONS AND WARRANTIES

      Each Purchaser severally, but not jointly, represents, warrants and covenants to the Company as follows:


                                      11.

      (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

      (b) The Purchaser is acquiring the number of Shares set forth on Schedule A in the ordinary course of its business and for its own account for investment only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, except in compliance with Section 5.1(c).

      (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable blue sky laws and the rules and regulations promulgated thereunder (the "RULES AND REGULATIONS").

      (d) The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company at least five business days before the effective date of such Registration Statement.

      (e) The Purchaser has, in connection with its decision to purchase the number of Shares set forth on Schedule A, relied solely upon the Company Documents, the other information delivered to the Purchasers by the Company as described in Section 5.1(a) above and the representations and warranties of the Company contained in this Agreement.

      (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

      (g) The Purchaser represents and warrants to and covenants with the Company that it has not engaged and will not engage in any short sales of the Company's Common Stock. Each party hereto acknowledges that each Purchaser is a third party beneficiary to the representations, warranties and covenants made by each other Purchaser under this Section 5.1(g).

      5.2   RESALES OF SHARES

      (a) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate:


                                      12.

            (i) in the form of Appendix III to this Agreement;

            (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and

            (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

      (b) The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the "PROSPECTUS," as further defined in Section
7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Subject to clause (c) below, the Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for such period as deemed necessary by the Company based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the SEC or similar events; provided that the Company will use best efforts to limit the length of all such periods, in the aggregate, to less than 45 days in any 365 day period; provided, further, that in no event shall the Company suspend use of the Prospectus on more than two occasions in any twelve month period. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

      (c) The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

      5.3   DUE EXECUTION, DELIVERY AND PERFORMANCE

      (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in


                                      13.

accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in this Agreement may be limited by applicable laws.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action on the part of each Purchaser.

      (c) The Purchaser understands that nothing in the Company Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

6.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.    FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

      7.1   FORM D FILING; REGISTRATION OF SHARES

            7.1.1 REGISTRATION STATEMENT; EXPENSES

      The Company shall:

      (a) file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to the Commission Regulation D.

      (b) as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form S-1) relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions (the "REGISTRATION STATEMENT");

      (c) provide to Purchasers any information required to permit the sale of the Shares under Rule 144A of the Securities Act;


                                      14.

      (d) subject to receipt of necessary information from the Purchasers, use its best efforts to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

      (e) notify Purchasers promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

      (f) use its best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective and free from any material misstatement or omission to state a material fact until the earlier of
(i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

      (g) promptly furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, Prospectus and Preliminary Prospectus, including any supplements to or amendments of the Prospectus, as the Purchasers may request in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

      (h) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

      (i) file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

      (j) bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 7.1.1 and the registration of the Shares pursuant to the Registration Statement; and

      (k) advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

            7.1.2 DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT

      In the event that the Registration Statement is not declared effective on or before the 120th day following the Closing Date (the "PENALTY DATE"), the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the


                                      15.

Shares purchased by such Purchaser pursuant to this Agreement for each week or a portion of a week after the Penalty Date that the Registration Statement is not declared effective.

      7.2   TRANSFER OF SHARES AFTER REGISTRATION

      Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

      7.3   INDEMNIFICATION

      For the purpose of this Section 7.3, the term "REGISTRATION STATEMENT" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

            7.3.1 INDEMNIFICATION BY THE COMPANY

      The Company agrees to indemnify and hold harmless each of the Purchasers, each affiliate of each such Purchaser, and each person, if any, who controls any such Purchaser within the meaning of the Securities Act (individually, a "SELLING STOCKHOLDER" and collectively, the "SELLING STOCKHOLDERS"), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Selling Stockholders may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including, without limitation, the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including, without limitation, any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "PROSPECTUS"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement, the Registration Statement or under applicable law, and will reimburse each Selling Stockholder for any legal and other expenses as such expenses are reasonably incurred by such Selling Stockholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, proceeding, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage,


                                      16.

liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Selling Stockholder to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by such Selling Stockholder in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder before the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

            7.3.2 INDEMNIFICATION BY THE PURCHASERS

      Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Company was able to correct such untrue or alleged untrue statement or omission or alleged omission prior to the occurrence of the transaction from which such loss was incurred and such correction actually prevented such loss and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or


                                      17.

action, and provided, further, that each Purchaser's obligation to indemnify the Company shall be limited to the net amount received by each such Purchaser from the sale of the Shares.

            7.3.3 INDEMNIFICATION PROCEDURE

      (a) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure.

      (b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering a written notice to the indemnified party promptly after notification from such indemnified party of any such action, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

            (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

            (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this
Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Purchaser from the sale of the Shares.


                                      18.

      (c) In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            7.3.4 CONTRIBUTION

      If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in this Agreement

      (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser, as well as any other Selling Stockholders under such registration statement, from the placement of Common Stock; or

      (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser, as well as any other Selling Stockholders under such registration statement, in connection with the statements or omissions, or inaccuracies in the representations and warranties in this Agreement, that resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.

      The respective relative benefits received by the Company on the one hand and each Purchaser, or other Selling Stockholder, on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "DIFFERENCE") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser, or other Selling Stockholder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in


                                      19.

Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint with any other Purchaser or any other Selling Stockholder.

      7.4   TERMINATION OF CONDITIONS AND OBLIGATIONS

      The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular Shares (i) when such Shares have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, (ii) upon the passage of two years from the Closing Date or (iii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

      7.5   INFORMATION AVAILABLE

      From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:

      (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of

            (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

            (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;

            (iii) its quarterly reports on Form 10-Q; and

            (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);


                                      20.

      (b) upon the request of such Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus; and the Company, upon the reasonable request of each Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with such Purchaser in conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to, or meet at its headquarters with, any Purchaser until and unless such Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

      7.6   RULE 144 INFORMATION

      Until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

       7.7  STOCK OPTION MATTERS AND PROHIBITION ON TOXICS

      The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to, with respect to (i) and (ii) below, the Company's stock option plans and By-laws, and, with respect to (iii) and (iv) below, the Company's By-laws (together, the "Stock Option Plan and By-law Amendments") to provide that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the Company shall not:

            (i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

            (ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;

            (iii) sell or issue any security of the Company convertible, exercisable or exchangeable into shares of common stock of the Company, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common


                                      21.

stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

            (iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock of the Company (or any security convertible, exercisable or exchangeable into shares of common stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement)(the "Fixed Price") in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

      The Stock Option Plan and By-law Amendments may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders. Upon the adoption of the Stock Option Plan and By-law Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and By-law Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii), (iii) or (iv) above of this Section 0.

8.    LEGAL FEES AND OTHER TRANSACTION EXPENSES

      At the Closing, the Company agrees to pay a flat fee of $5,000 to the State of Wisconsin Investment Board, $2,000 to Peter Allard and $2,000 to Genencor International, Inc. for their legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement. In addition, the Company will pay up to $20,000 to International Biotechnology Trust PLC for their actual legal and other transaction expenses (whether internal or external, including without limitation, any due diligence fees and expenses)

9.    BROKER'S FEE

      Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to any person or firm acting on behalf of the Company hereunder and the Purchasers shall severally, and not jointly, indemnify and hold harmless the Company from and against all fees, commissions or other payments owing by the Purchasers to any person or firm acting on behalf of the Purchasers hereunder.


                                      22.

10.   NOTICES

      All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

      (a)   if to the Company, to:

      Epimmune Inc.
      5820 Nancy Ridge Drive, Suite 100
      San Diego, CA 92121
      Attn:  Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

      (b) if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

      Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.   MODIFICATION; AMENDMENT OR WAIVER

      This Agreement may not be modified or amended, and no provision hereof shall be waived, except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

12.   TERMINATION

      This Agreement may be terminated as to any Purchaser, at the option of such Purchaser, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

13.   HEADINGS

      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.   SEVERABILITY

      If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.   GOVERNING LAW; JURISDICTION


                                      23.

      This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and the federal law of the United States of America. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

16.   NO CONFLICTS OF INTEREST

The Company represents, warrants, and covenants that, to its knowledge, no trustee or employee of the State of Wisconsin Investment Board identified on the attached list, either directly or indirectly (a) currently holds, except as may be specifically set forth below, a personal interest in the Company or any of its affiliates (together, the "ENTITY") or the Entity's property or securities, or (b) will, in connection with the investment made pursuant to this Agreement, receive (i) a personal interest in the Entity or the Entity's property or securities or (ii) anything of substantial economic value for his or her private benefit from the Entity or anyone acting on its behalf. As to ownership of an interest in the Entity's publicly traded securities, "knowledge" hereunder is based solely on an examination of a list of record holders provided by American Stock Transfer & Trust Company to the Company (and also to the State of Wisconsin Investment Board) and actual knowledge of the undersigned.

17.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

18.   ENTIRE AGREEMENT

      This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

19.   SUCCESSORS AND ASSIGNS

      Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.


                                      24.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    EPIMMUNE INC.



                                    By:  /s/  Robert De Vaere
                                         ----------------------------------

                                    Name:   Robert De Vaere
                                           ------------------------------

                                    Its:    VP, Finance and CFO
                                          --------------------------------

                                    Address:

                                    5820 Nancy Ridge Drive, Suite 100
                                    San Diego, CA 92121
                                    Facsimile: (858) 860-2600



                                    STATE OF WISCONSIN INVESTMENT BOARD

                                    By:    /s/  John F. Nelson
                                         -----------------------------------

                                    Name:    John F. Nelson
                                           --------------------------------

                                    Title:    Investment Director
                                            ---------------------------------

                                    Address:

                                    121 East Wilson Street
                                    Madison, WI 53702
                                    Facsimile: (608) 266-2436

                                    GENENCOR INTERNATIONAL, INC.

                                    By:    /s/  Stuart L. Melton
                                         ------------------------------------

                                    Name:    Stuart L. Melton
                                           -------------------------------

                                    Title:   Senior VP and General Counsel
                                            ---------------------------------

                                    Address:

                                    925 Page Mill Road
                                    Palo Alto, CA 94304


                            SHARE PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                    GREENE FAMILY TRUST

                                    By:    /s/  Ted Greene
                                         ------------------------------------
                                          Ted Greene
                                          Trustee

                                    Address:    P.O. Box 8984
                                                Rancho Santa Fe, CA 92067



                                    PETER ALLARD

                                    By:    /s/ Peter Allard
                                         -------------------------------------

                                    Address:    Seaview
                                                Chancery Lane
                                                Christ Church
                                                Barbados



                                    INTERNATIONAL BIOTECHNOLOGY TRUST PLC

                                    By:     /s/  Tom Daniel
                                         ----------------------------------

                                    Name:      Tom Daniel
                                           -----------------------------

                                    Title:    IBT Signatory
                                            -------------------------------

                                    Address:

                                    31 Gresham Street
                                    London
                                    EC2V 7QA
                                    United Kingdom
                                    Attention: Steve Cunningham
                                    Facsimile: 44(0)20 7658 2422

                                    With a copy to:

                                    Testa, Hurwitz & Thibeault, LLP
                                    125 High Street
                                    Boston, MA 02110
                                    Attention: Mitchell S. Bloom, Esq.
                                    Facsimile: (617) 248-7100

                                    SCHEDULE A

                              SCHEDULE OF PURCHASERS

               INVESTOR                      SHARES             AMOUNT
               --------                      ------             ------

International Biotechnology Trust PLC         800,000        $2,000,000.00
Genencor International, Inc.                  173,950        $  434,875.00
State of Wisconsin Investment Board           706,050        $1,765,125.00
Peter Allard                                  300,000        $  750,000.00
Greene Family Trust                            20,000        $   50,000.00

TOTALS                                      2,000,000        $5,000,000.00

                                     EXHIBIT A

                                    EXHIBIT B


                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C


               TRUSTEES OF THE STATE OF WISCONSIN INVESTMENT BOARD


Jon D. Hammes
John Petersen III
Eric O. Stanchfield
Andrea Steen Crawford
James A. Senty

Wayne McCaffery
George F. Lightbourn
James R. Nelsen
William R. Sauey


          RELEVANT EMPLOYEES OF THE STATE OF WISCONSIN INVESTMENT BOARD


All Transactions

Patricia Lipton         Executive Director
Jean Ledford            Chief Investment Officer - Equities
Jon Traver              Chief Investment Officer - Fixed Income
Keith Johnson           Chief Legal Counsel
Teresa Lau              Assistant Legal Counsel
Cynthia Richson         Assistant Legal Counsel


For Small Cap Portfolio Direct Placements

John Nelson             Investment Director
Chad Neumann            Assistant Portfolio Manager
Jackie Doeler           Securities Analyst
Mark Traster            Securities Analyst
Dan Kane                Securities Analyst

                                   APPENDIX I

                                  EPIMMUNE INC.

                          STOCK CERTIFICATE QUESTIONNAIRE



      Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:


      ----------------------------------

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:


      ----------------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:


      ----------------------------------

      ----------------------------------

      ----------------------------------

      ----------------------------------


4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:


      -----------------------------------

                                   APPENDIX II

                                  EPIMMUNE INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE



      In connection with the preparation of the Registration Statement, please provide us with the following information:

5. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

      -------------------------------------------------------

6. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

      -------------------------------------------------------

7. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                    Yes                 No
             ------              ------


      If yes, please indicate the nature of any such relationships below:


      -------------------------------------------------------

      -------------------------------------------------------

      -------------------------------------------------------

      -------------------------------------------------------

                                  APPENDIX III

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE



      The undersigned, an officer of, or other person duly authorized by


               [fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ________________, 200__ in accordance with Registration Statement number 333-________________, and complied with the requirement of delivering a current prospectus in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):


--------------------------------------------------------------------------------

Name of Individual representing Purchaser (if an Institution)


--------------------------------------------------------------------------------

Title of Individual representing Purchaser (if an Institution):


--------------------------------------------------------------------------------

SIGNATURE:

Individual Purchaser or Individual representing Purchaser:


--------------------------------------------------------------------------------